Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-120878) on Form S-8 of our report dated June 30, 2025, with respect to the financial statements and the supplemental Schedule H, Line
4a - Schedule of Delinquent Participant Contributions for the year ended December 31, 2024 and Schedule H,
Line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2024 of Mosaic Union Savings Plan.
/s/ KPMG LLP

Houston, Texas
June 30, 2025